                                                                    Exhibit 99.3


Case Name: Aerovox, Inc.
Case No.: 01-14680 jnf                                             Month Ended:

                                              Total         Current       1-30 days     31-60 days      61-90 days    over 90 days
                                              -----         -------       ---------     ----------      ----------    ------------
Date of Filing: June 6, 2001                  9,303,471       6,088,757      2,842,502        675,132         17,641       (320,561)
 Allowance for Doubtful Accounts               (470,686)

Month: June 30, 2001                          9,542,941       6,438,689      2,490,616        846,193        104,622       (337,179)
 Allowance for Doubtful Accounts               (470,686)

Month: July 28, 2001                          8,296,232       4,814,921      2,358,455        797,296        641,114       (315,554)
 Allowance for Doubtful Accounts               (489,852)

Month: August 25, 2001                        8,653,189       4,420,852      2,607,154        696,463        688,539        240,181
 Allowance for Doubtful Accounts             (1,289,852)

Month: September 29, 2001
 Allowance for Doubtful Accounts

Month: October 27, 2001
 Allowance for Doubtful Accounts

Please note: Days aged denotes past due, i.e. 1-30 days past due.